                  POWER OF ATTORNEY

 The undersigned hereby appoints Stephen R. Davis, EVP

and Chief Business Officer of Neurogen Corporation, his or her

attorney-in-fact and agent in any and all capacities to execute for and on his or her behalf filings with the Securities and

Exchange Commission on Forms 3, 4 or 5 pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, to the extent that such filings relate to the undersigned's status as a director or officer of Neurogen Corporation.  The undersigned further appoints Stephen R. Davis his or her attorneyin fact and agent to execute any and all amendments to such filings as such attorney-in-fact and agent deems appropriate.  The

undersigned hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act necessary or desirable as the undersigned could do in person,

hereby ratifying and confirming all that such attorney in fact and agent may lawfully do or has done by virtue hereof.

This Power of Attorney shall become effective as of September 1, 2002.

/s/ JAMES KRAUSE

___________________________

James Krause